     When the transactions referred to in note 15 of the Notes to Consolidated Financial Statements have been consummated, we will be in a position to render the following report.

                                            KPMG Peat Marwick LLP

November 6, 1996

                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITORS' REPORT ON
                    FINANCIAL STATEMENT SCHEDULE AND CONSENT

The Board of Directors
US Unwired Inc.:

     The audits referred to in our report dated October 31, 1996, except as to
note 15 which is as of           , included the related financial statement
schedule for each of the years in the three-year period ended December 31, 1995, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

New Orleans, Louisiana
November   , 1996